Exhibit 99.1

FOR IMMEDIATE RELEASE

YAHOO ANNOUNCES COMMENCEMENT OF TENDER OFFER TO

PURCHASE UP TO $3.0 BILLION OF ITS COMMON STOCK

SUNNYVALE, Calif. — May 16, 2017 — Yahoo! Inc. (“Yahoo” or the “Company”) (NASDAQ: YHOO) announced today the commencement of a modified “Dutch auction” self-tender offer to purchase for cash up to $3,000,000,000 of shares of its common stock at prices equal to (A) the “Alibaba VWAP” (as described below), multiplied by (B) multiples specified by tendering stockholders not greater than 0.420 nor less than 0.370, provided that in no event will the purchase price be less than $37.00 per share, less applicable withholding taxes and without interest. The terms and conditions of the tender offer are set forth in an Offer to Purchase, Letter of Transmittal and related documentation that are being distributed to holders of the Company’s shares and are being filed with the U.S. Securities and Exchange Commission (the “SEC”).

The tender offer will expire on June 13, 2017 at 11:59 p.m., New York City time, unless the tender offer is extended or withdrawn by the Company. Tenders of shares must be made prior to the expiration of the tender offer and may be withdrawn at any time prior to the expiration of the tender offer, in each case in accordance with the procedures described in the tender offer materials that are being distributed to stockholders.

The “Alibaba VWAP” (determined as described in the Offer to Purchase) means the daily volume-weighted average price for an American Depositary Share (“ADS”) of Alibaba Group Holding Limited (“Alibaba”), on the New York Stock Exchange, on the second trading day prior to the expiration date; provided, that in no event shall the Alibaba VWAP be less than $100.00 for the purpose of computing the purchase price. Yahoo will announce the Alibaba VWAP and the prices payable for shares pursuant to the tender offer for each multiple within the Company’s specified range by press release no later than 4:30 p.m., New York City time, on the second trading day prior to the expiration date (June 9, 2017 based on the current expiration date). Such press release, which will also include the maximum number of shares we may purchase in the tender offer, will also be filed as an amendment to the Schedule TO that we are filing with the SEC relating to the tender offer.

The purpose of the tender offer is to provide liquidity to a potentially significant number of stockholders that will be forced to sell their shares at or prior to the closing of the pending sale of Yahoo’s operating business to Verizon Communications Inc. (the “Sale Transaction”) as a result of the fact that, upon completion of the Sale Transaction, the Company will be required to register as a closed-end investment company under the Investment Company of 1940 and its shares are expected to be removed from the Standard and Poor’s 500 Composite Index (the “S&P 500”) and other indices. The tender offer also enables the Company to potentially return a significant amount of cash to its stockholders by repurchasing shares. The Company believes that the tender offer provides a mechanism for completing a sizable repurchase of its shares more rapidly than would be possible through open market purchases.

When the tender offer expires, the Company will determine a single purchase price, which will not be less than $37.00 per share, that it will pay for the shares by determining the lowest multiple within the Company’s specified range at which shares have been tendered or have been deemed to be tendered that when multiplied by the Alibaba VWAP, which will not be less than $100 for such purpose, will enable the Company to purchase the maximum number of shares properly tendered in the tender offer and not properly withdrawn having an aggregate purchase price not exceeding $3,000,000,000.

The NASDAQ closing price of Yahoo’s common stock on May 15, 2017 was $49.86 per share. Based on an indicative Alibaba VWAP of $120.9247 as of May 15, 2017, the highest price payable in the tender offer (determined by multiplying such indicative Alibaba VWAP by the high end of the Company’s specified range of 0.420) would be $50.79 per share, which represents a premium of approximately 1.9% to the last reported closing price of the shares on such date, and the lowest price payable in the tender offer (determined by multiplying such indicative Alibaba VWAP by the low end of the Company’s specified range of 0.370) would be $44.74 per share, which represents a discount of approximately 10.3% to the last reported closing price of the shares on such date.

Throughout the tender offer, a dedicated webpage will be available at www.innisfreema.com/tender/yhoo, which will provide, among other information, (i) for each trading day prior to the Company’s announcement of the Alibaba VWAP, indicative prices payable for the shares pursuant to the tender offer for each multiple that a tendering stockholder can select within the Company’s specified range based on the indicative Alibaba VWAP on the preceding trading day and (ii) after the Company announces the Alibaba VWAP, the actual prices payable for the shares pursuant to the tender offer for each such multiple. Such dedicated webpage will also show reasonably current trading prices of the Company’s shares and Alibaba’s ADSs.

All shares accepted for payment will be purchased at the purchase price determined in the tender offer, regardless of whether any stockholder tendered such shares at a lower multiple than the final multiple used in determining the purchase price. Upon the terms and subject to the conditions of the tender offer, stockholders will receive the purchase price in cash, less any applicable withholding taxes and without interest, for shares properly tendered (and not properly withdrawn) at prices equal to or less than the purchase price. If shares are tendered at prices at or below the purchase price with an aggregate purchase price of more than $3,000,000,000, tendering stockholders whose shares are tendered at or below the purchase price owning fewer than 100 shares, or “odd lot” holders, will have their shares purchased without proration and all other tendered shares at or below the purchase price will be purchased on a pro rata basis, subject to the conditional tender provisions described in the tender offer materials being distributed to stockholders. Stockholders whose shares are purchased in the tender offer will be paid promptly after the expiration of the tender offer. All shares tendered at prices above the purchase price will not be purchased and will be returned promptly after the expiration of the tender offer to the tendering stockholders, free of charge. The Company also reserves the right to purchase up to an additional 2% of its outstanding shares, thereby increasing the aggregate purchase price, pursuant to and without amending or extending the tender offer.

The tender offer is not conditioned upon obtaining financing or any minimum number of shares being tendered; however, the tender offer is subject to a number of other terms and conditions, which are specified in the Offer to Purchase, including the conditions that (i) the Sale Transaction shall have been completed, (ii) the Company’s shares shall have been removed from the S&P 500 and (iii) the Alibaba VWAP shall not be less than $80.00. In the event that the completion of the Sale Transaction is delayed beyond the date on which the shares are removed from the S&P 500, the Company may waive, in its discretion, the condition to the tender offer that the Sale Transaction shall have been completed.

The Company’s directors and executive officers have informed the Company of their intention not to tender any shares in the tender offer.

J.P. Morgan Securities LLC will serve as dealer manager for the tender offer, Innisfree M&A Incorporated will serve as information agent for the tender offer and Computershare Trust Company, N.A. will serve as depositary for the tender offer. For more information about the tender offer, please contact Innisfree M&A Incorporated at (877) 750-9498.

None of the Company, the Company’s affiliates or subsidiaries, the dealer manager, the information agent or the depositary has made or is making any recommendation to the Company’s stockholders as to whether to tender or refrain from tendering their shares or as to the price or prices at which stockholders may choose to tender their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender and the multiple or multiples to be used in determining the price or prices at which to tender them. Stockholders are urged to discuss their decision with their tax advisors, financial advisors and/or brokers.

The discussion of the tender offer contained in this press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares. The tender offer is being made only pursuant to the Offer to Purchase, the related Letter of Transmittal, and other related materials mailed or otherwise delivered to stockholders, as they may be amended or supplemented from time to time. Stockholders should read those materials and the documents incorporated therein by reference carefully when they become available because they will contain important information, including the terms and conditions of the tender offer. The Company is filing a Tender Offer Statement on Schedule TO (the “Schedule TO”) with the SEC. The Schedule TO, including the Offer to Purchase, the related Letter of Transmittal and other related materials, will also be available to stockholders at no charge on the SEC’s website at www.sec.gov or from the information agent for the tender offer, Innisfree M&A Incorporated. Stockholders are urged to read those materials carefully when they become available prior to making any decisions with respect to the tender offer.

About Yahoo

Yahoo is a guide to digital information discovery, focused on informing, connecting, and entertaining users through its search, communications, and digital content products. By creating highly personalized experiences, Yahoo helps users discover the information that matters most to them around the world — on mobile or desktop. Yahoo creates value for advertisers with a streamlined, simple advertising technology stack that leverages Yahoo’s data, content, and technology to connect advertisers with their target audiences. Yahoo is headquartered in Sunnyvale, California, and has offices located throughout the Americas, Asia Pacific (APAC), and the Europe, Middle East and Africa (EMEA) regions. For more information, visit the pressroom (pressroom.yahoo.net) or the Company’s blog (yahoo.tumblr.com).

Forward-Looking Statements

This press release contains “forward-looking statements,” including statements as to the amount, timing and manner of the tender offer, which reflect the Company’s current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. The inclusion of this forward-looking information should not be regarded as a representation by Yahoo or any other person that its future plans, estimates or expectations will be achieved. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy, liquidity and planned transactions. Factors which could have a material adverse effect on the Company’s operations, future prospects and value of its shares include, but are not limited to: expectations about changes to its operating expenses; anticipated capital expenditures; expectations about changes in its earnings in equity interests and net income; expectations about the amount of unrecognized tax benefits, the outcome of tax assessment appeals, the adequacy of its existing tax reserves, future tax expenditures, and tax rates; expectations about the sufficiency of its available sources of liquidity to meet normal operating requirements and capital expenditures; expectations regarding the future outcome of legal proceedings in which the Company is involved; potential adverse effects on its relationships with existing and potential advertisers, suppliers, customers, vendors, distributors, landlords, licensors, licensees, joint venture partners, and other business partners; the ability of Yahoo to complete the Sale Transaction; the initiation or outcome of any legal or regulatory proceedings that have been or may be instituted against the Company and its directors and/or officers relating to the Sale Transaction as well as certain liabilities arising out of governmental or third party investigations, litigation or claims related to certain data security incidents for which Yahoo will retain liability following the closing of the Sale Transaction; the value of Yahoo’s investment assets, including its shares in Alibaba, its shares in Yahoo Japan Corporation and certain other investments; the ability of Yahoo to complete the tender offer and the number of shares it is able to purchase pursuant to the tender offer or otherwise; and the ability of Yahoo to achieve the benefits contemplated by the tender offer.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. The foregoing should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its Form 10-Q for the quarter ended March 31, 2017 filed with the SEC and other documents the Company files with or furnish to the SEC. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Company anticipates will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations.

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